Exhibit 10.8

                              EMPLOYMENT AGREEMENT

      This Employment Agreement is made and entered into by and between VoIP, Inc. (the "Company") and Shawn Lewis ("Executive") as of May 27, 2005 (the "Effective Date").

1. Position and Duties: Executive shall be employed by the Company as its Chief Technology Officer ("CTO"), reporting only to the Company's Chief Executive Officer (the "CEO") and Board of Directors or other designated Company Officer as directed by the CEO if mutually acceptable to Executive. As its CTO, Executive agrees to devote his full business time, energy and skill to his duties at the Company, except for vacation time and absence for sickness or similar disability. These duties shall include all those duties customarily performed by the CTO. During the term of Executive's employment, Executive shall be permitted to serve on boards of directors of for-profit or not-for-profit entities provided such service does not adversely affect the performance of Executive's duties to the Company under this Agreement.

      In addition, Executive shall be entitled to one Board Seat on the Company's Board. Executive, or his designee shall be elected to the Board at the next shareholder meeting of the Company, which shall be held within 20 days of the date hereof. As a member of the Company's Board, designee shall continue to be subject to the provisions of the Company's bylaws and all applicable general corporation laws relative to his position on the Board. In addition to the Company's bylaws, as a member of the Board, Executive, or his designee shall also be subject to the statement of powers, both specific and general, set forth in the Company's Articles of Incorporation.

      Executive will be responsible for the management, direction, and ongoing development of all software and technical development efforts for the Company. The current development efforts term "CNI", shall be a continuing, and required component of the Executive's role and Company's commitment to Executive.

2. Term of Employment: This Agreement shall remain in effect for a period of two years from the Effective Date, and thereafter will automatically renew for successive one year periods unless either party provides ninety days' prior notice of termination. In the event the Company elects to terminate the Agreement, such termination shall be considered to be an Involuntary Termination, and Executive shall be provided benefits as provided in this Agreement. Upon the termination of Executive's employment for any reason, neither Executive nor Company shall have any further obligation or liability under this Agreement to the other, except as set forth below.

3. Compensation: Executive shall be compensated by the Company for his services as follows:

      (a) Base Salary: As CTO, Executive shall be paid a monthly Base Salary of $16,666.67 per month ($200,000 on an annualized basis), subject to applicable withholding, in accordance with the Company's normal payroll procedures. Executive's salary shall be reviewed on at least an annual basis and may be adjusted as appropriate, but in no event shall it be less. In the event of such an adjustment, that amount shall become Executive's Base Salary. Furthermore, during the term of this Agreement, in no event shall Executive's compensation be

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less than any other officer or employee of the Company or any subsidiary, other than the Chief Executive Officer

      (b) Benefits: Executive shall have the right, on the same basis as other senior executives of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, as such plans may be modified from time to time, and provided that in no event shall Executive receive less than (4) four weeks paid vacation per annum and (6) six paid sick/five paid personal days per annum. Consecutive weeks must be approved by the CEO. Executive may take up to 2 weeks vacation after 60 days from merger closing.

      (c) Performance Bonus: Executive shall have the opportunity to earn a performance bonus in accordance with the Company's Performance Bonus Plan; as such plan may be modified over time. Pursuant to the Performance Bonus Plan, Executive will have a target bonus for meeting established objective performance objectives. The Bonus shall consist of performance-based stock options which and shall be included in the Company's Employee Stock Option Plan. In the event the performance criteria and formal Bonus Plan is not established within 90 days the Company will pay a $15,000.00 cash bonus per quarter until the Performance Bonus Plan is in place.

      (d) Signing Bonus: Executive shall receive upon the close of Company's equity funding but not later than three (3) weeks from the merger closing a $40,000.00 signing bonus. In addition, pursuant to the merger agreement, Executive will receive 350,000 VOII shares in exchange for his 1,000,000 Caerus options.

      (e) Credited Time: For the purpose of computing vacation, personal, sick, and other time as generally available, Executive shall be treated as earned since January 1, 2005.

      (f) Expenses: Company shall reimburse Executive for reasonable travel, lodging, entertainment and meal expenses incurred in connection the performance of services within this Agreement. In addition, as customary for this position, additional expenses related to the performance, and analysis, or use of such technology as to promote, or enhance, or provide for the research required in satisfying the requirements of Executive's position shall also be reimbursed.

      (g) Travel: Executive shall not be required to travel more than 5 days per month.

      (h) Home Office: Executive shall be reimbursed for expenses associated with maintaining a home office. (Bandwidth, VPN, etc)

4.    Effect of Termination of Employment:

      (a) Voluntary Termination, Death or Disability: In the event of Executive's voluntary termination from employment with the Company, Executive shall be entitled to no compensation or benefits from the Company other than those earned under Section 3 through the date of his termination and, in the case of each stock option, restricted stock award or other Company stock-based award granted to Executive, the extent to which such awards are vested through the date of his termination. In the event that Executive's employment terminates as a result of his death or disability, Executive shall be entitled to a


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pro-rata share of the Target Bonus (presuming performance meeting, but not exceeding, target performance goals) in addition to all compensation and benefits earned under Section 3 through the date of termination.

      (b) Termination for Cause: If Executive's employment is terminated by the Company for Cause, Executive shall be entitled to no compensation or benefits from the Company other than those earned under Section 3 through the date of his termination and, in the case of each stock option, restricted stock award or other Company stock-based award granted to Executive, the extent to which such awards are vested through the date of his termination. In the event that the Company terminates Executive's employment for Cause, the Company shall provide written notice to Executive of that fact prior to, or concurrently with, the termination of employment. Failure to provide written notice that the Company contends that the termination is for Cause shall constitute a waiver of any contention that the termination was for Cause, and the termination shall be irrebuttably presumed to be an Involuntary Termination.

      (c) Involuntary Termination During Change in Control Period: If Executive's employment with the Company terminates as a result of a Change in Control Period Involuntary Termination, then, in addition to any other benefits described in this Agreement, Executive shall receive the following:

            (i) all compensation and benefits earned under Section 3 through the date of Executive's termination of employment;

            (ii) a lump sum payment equivalent to the greater of (a) the bonus paid under the Performance Bonus Plan for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

            (iii) a lump sum payment equivalent to one year Base Salary (as it was in effect immediately prior to the Change in Control); and

            (iv) reimbursement for the cost of medical, life, disability insurance coverage at a level equivalent to that provided by the Company for a period expiring upon the earlier of: (a) one year; or (b) the time Executive begins alternative employment. It shall be the obligation of Executive to inform the Company that new employment has been obtained.

The amount payable to Executive under subsections (i) through (iii), above, shall be paid to Executive in a lump sum within thirty (30) days following Executive's termination of employment. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

      (d) Termination Without Cause in the Absence of Change in Control: In the event that Executive's employment terminates as a result of a Non Change in Control Period Involuntary Termination, then Executive shall receive the following benefits:

            (i) all compensation and benefits earned under Section 3 through the date of the Executive's termination of employment;


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

            (ii) a lump sum payment equivalent to the greater of (a) the bonus paid under the Performance Bonus Plan for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

            (iii) a lump sum payment equivalent to one year of Base Salary; and

            (iv) reimbursement for the cost of medical, life and disability insurance coverage at a level equivalent to that provided by the Company for a period of the earlier of: (a) one year; or (b) the time Executive begins alternative employment. It shall be the obligation of Executive to inform the Company that new employment has been obtained.

The amount payable to Executive under subsections (i) through (iii) above shall be paid to Executive in a lump sum within thirty (30) days following Executive's termination of employment. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

      (e) Resignation with Good Reason During Change in Control Period: If Executive resigns his employment with the Company as a result of a Change in Control Period Good Reason, then, in addition to any other benefits described in this Agreement, Executive shall receive the following.

            (i) all compensation and benefits earned under Section 3 through the date of the Executive's termination of employment;

            (ii) a lump sum payment equivalent to the greater of (a) the bonus paid under the Performance Bonus Plan for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs ;

            (iii) a lump sum payment equivalent to one year of Base Salary; and

            (iv) reimbursement for the cost of medical, life and disability insurance coverage at a level equivalent to that provided by the Company for a period of the earlier of: (a) one year; or (b) the time Executive begins alternative employment. It shall be the obligation of Executive to inform the Company that new employment has been obtained.

The amount payable to Executive under subsections (i) through (iii) above shall be paid to Executive in a lump sum within thirty (30) days following the Executive's termination of employment. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

      (f) Resignation with Good Reason in the Absence of Change in Control: If Executive resigns his employment with the Company as a result of a Non Change in Control Period Good Reason, then, in addition to any other benefits described in this Agreement, Executive shall receive the following.


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            (i) all compensation and benefits earned under Section 3 through the date of the Executive's termination of employment;

            (ii) a lump sum payment equivalent to the greater of (a) the bonus paid under the Performance Bonus Plan for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

            (iii) a lump sum payment equivalent to one year of Base Salary; and

            (iv) reimbursement for the cost of medical, life and disability insurance coverage at a level equivalent to that provided by the Company for a period of the earlier of: (a) one year; or (b) the time Executive begins alternative employment. It shall be the obligation of Executive to inform the Company that new employment has been obtained.

The amount payable to Executive under subsections (i) through (iii) above shall be paid to Executive in a lump sum within thirty (30) days following the Executive's termination of employment. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

      (g) Resignation from Positions: In the event that Executive's employment with the Company is terminated for any reason, on the effective date of the termination Executive shall simultaneously resign from each position he holds on the Board and/or the Board of Directors of any of the Company's affiliated entities and any position Executive holds as an officer of the Company or any of the Company's affiliated entities.

5. Certain Definitions: For the purpose of this Agreement, the following capitalized terms shall have the meanings set forth below:

      (a) "Cause" shall mean any of the following occurring on or after the date of this Agreement :

            (i) Executive's theft, dishonesty, breach of fiduciary duty for personal profit, or falsification of any employment or Company record;

            (ii) Executive's willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, in each case that involves moral turpitude;

            (iii) Executive's intentional failure to perform stated duties, provided Executive has not cured such failure following 20 days prior written notice of such failure;

            (iv) Executive's improper disclosure of the Company's confidential or proprietary information;

            (v) any material breach by Executive of the Company's Code of Professional Conduct, which breach shall be deemed "material" if it


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      results from an intentional act by Executive and has a material detrimental effect on the Company's reputation or business; or

            (vi) any material breach by Executive of this Agreement, which breach, if curable, is not cured within thirty (30) days following written notice of such breach from the Company.

      (b) "Change in Control" shall mean the occurrence of any of the following events:

            (i) (X) any "person" (as such term is used in Section 13 (d) and 14
      (d) of the Securities Exchange Act of 1934, as amended) (other than Executive or Stephen Ivester) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power represented by the Company's then outstanding voting securities other than the acquisition of the Company's Common Stock by a Company-sponsored employee benefit plan or through the issuance of shares sold directly by the Company to a single acquirer, or (Y) any "person" (as such term is used in Section 13 (d) and 14 (d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act) directly or indirectly, of securities of the Company representing less than fifty percent (50%) of the total combined voting power represented by the Company's then outstanding voting securities, but in connection with the person's acquisition of securities the person acquires the right to terminate the employment of all or a portion of the Company's management team;

            (ii) the Company is party to a merger or consolidation which results in the holders of the voting securities of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger of consolidation.

            (iii) a change in the composition of the Board occurring within a period of twenty-four (24) consecutive months, as a result of which fewer than a majority of the directors are Incumbent Directors;

            (iv) effectiveness of an agreement for the sale, lease or disposition by the Company of all or substantially all of the Company's assets; or

            (v) a liquidation or dissolution of the Company.

      (c) "Change in Control Period" shall mean the period commencing on the date sixty (60) days prior to the date of consummation of the Change of Control and ending sixty (60) days following of same date of consummation of the Change of Control..

      (d) "Change in Control Period Good Reason" shall mean Executive's resignation for any of the following conditions, first occurring during a Change in Control Period and occurring without Executive's written consent:


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            (i) a decrease in Executive's Base Salary and/or a decrease in
      Executive's Target Bonus (as a multiple of Executive's Base Salary) under the Performance Bonus Plan or employee benefits other than as part of any across-the-board reduction applying to all senior executives and not resulting in those senior executives receiving lesser benefits than similarly situated executives of an acquirer;

            (ii) a material, adverse change in Executive's title, authority, responsibilities, as measured against Executive's title, authority, responsibilities or duties immediately prior to such change.

            (iii) the relocation of Executive's principal workplace to a location greater than thirty (30) miles from the prior workplace;

            (iv) any material breach by the Company of any provision of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from Executive;

            (v) any failure of the Company to obtain the assumption of this Agreement by any of the Company's successors or assigns by purchase, merger, consolidation, sale of assets or otherwise.

            (vi) any purported termination of Executive's employment for "material breach of contract" which is purportedly effected without providing the "cure" period, if applicable, described in Section 6 (a)
      (iii) or (vi), above.

            (vii) any reduction, or attempt to cease any of the development efforts of the CNI platform unless deemed unprofitable by the Company's Board of Directors, not to be determined during the first year of executives employment.

The effective date of any Change in Control Period Involuntary Termination shall be the date of notification to the Executive of the termination of employment by the Company or the date of notification to the Company of the resignation from employment by the Executive for Change in Control Period Good Reason.

      (e) "Non Change in Control Period Good Reason" shall mean the Executive's resignation within six months of any of the following conditions first occurring outside of a Change in Control Period and occurring without Executive's written consent:

            (i) a decrease in Executive's total cash compensation opportunity (adding Base Salary and Target Bonus) of greater than ten percent (10%);

            (ii) a material, adverse change in Executive's title, authority, responsibilities or duties, as measured against Executive's title, authority, responsibilities or duties immediately prior to such change;

            (iii) any material breach by the Company of a provision of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from Executive;


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            (iv) the relocation of Executive's principal workplace to a location greater than thirty (30) miles from the prior workplace;

            (v) any purported termination of Executive's employment for "material breach of contract" which is purportedly effected without providing the "cure" period, if applicable, described in Section 6 (a)
      (iii) or (vi), above.

            (vi) any reduction, or attempt to cease any of the development efforts of the CNI platform unless deemed unprofitable by the Company's Board of Directors, not to be determined during the first year of executives employment.

The effective date of any Non Change in Control Period Involuntary Termination shall be the date of notification to the Executive of the termination of employment by the Company or the date of notification to the Company of the resignation from employment by the Executive for Non Change in Control Period Good Reason.

      (f) "Incumbent Directors" shall mean members of the Board who either (a) are members of the Board as of the date hereof, or (b) are elected, or nominated for election, to the Board with the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of members of the Board).

      (g) "Change in Control Period Involuntary Termination" shall mean during a Change in Control Period the termination by the Company of Executive's employment with the Company for any reason other than Cause, Executive's death or Executive's Disability; or

      (h) "Non Change in Control Period Involuntary Termination" shall mean outside a Change in Control Period the termination by the Company of Executive's employment with the Company for any reason other than Cause, Executive's death or Executive's disability.

6. Dispute Resolution: In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Executive and the Company agree that all such disputes shall be fully addressed and finally resolved by (1) binding arbitration conducted by the American Arbitration Association in Broward County, in the State of Florida in accordance with its National Employment Dispute Resolution rules or (2) in any federal or state court located in Seminole County, Florida. In connection with any such arbitration, the Company shall bear all costs not otherwise born by a plaintiff in a court proceeding.

7. Attorneys' Fees: The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

8. Restrictive Covenants:

      (a) Nondisclosure. During the Term and following termination of the Executive's employment with the Company, Executive shall not divulge,


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communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, confidential information concerning the Company's financial condition, prospects, technology, customers, suppliers, methods of doing business and promotion of the Company's products and services) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary. For purposes of this Agreement "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company
(including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof and not generally known or in the public domain, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law or by any court.

      (b) Non-Competition. The Executive shall not, while employed by the Company and for a period of one year following the Date of Termination for Cause, or Resignation without Good Reason, engage or participate, directly or indirectly (whether as an officer, director, employee, partner, consultant, or otherwise), in any business that manufactures, markets or sells products that directly competes with any product of the Company that is significant to the Company's business based on sales and/or profitability of any such product as of the date of termination of Executive's employment with the Company. Nothing herein shall prohibit Executive from being a passive owner of less than 5 % stock of any entity directly engaged in a competing business.

      (c) Property Rights; Assignment of Inventions. With respect to information, inventions and discoveries or any interest in any copyright and/or other property right developed, made or conceived of by Executive, either alone or with others, during his employment by Employer arising out of such employment or pertinent to any field of business or research in which, during such employment, Employer is engaged or (if such is known to or ascertainable by Executive) is considering engaging, Executive hereby agrees:

            (i) that all such information, inventions and discoveries or any interest in any copyright and/or other property right, whether or not patented or patentable, shall be and remain the exclusive property of the Employer;

            (ii) to disclose promptly to an authorized representative of Employer all such information, inventions and discoveries or any copyright and/or other property right and all information in Executive's possession as to possible applications and uses thereof;

            (iii) not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of Employer (other than Executive);

            (iv) that Executive hereby waives and releases any and all rights Executive may have in and to such information, inventions and discoveries, and hereby assigns to Executive and/or its nominees all of Executive's


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      right, title and interest in them, and all Executive's right, title and interest in any patent, patent application, copyright or other property right based thereon. Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as his agent and attorney-in-fact to act for him and on his behalf and in his stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by Executive; and

            (v) at the request of the Company, and without expense to Executive, to execute such documents and perform such other acts as Employer deems necessary or appropriate, for Employer to obtain patents on such inventions in a jurisdiction or jurisdictions designated by Employer, and to assign to Employer or its designee such inventions and any and all patent applications and patents relating thereto.

9. General:

      (a) Successors and Assigns: The provisions of this Agreement shall inure to the benefit of and be binding upon the Company, Executive and each and all of their respective heirs, legal representatives, successors and assigns. The duties, responsibilities and obligations of Executive under this Agreement shall be personal and not assignable or delegable by Executive in any manner whatsoever to any person, corporation, partnership, firm, company, joint venture or other entity. Executive may not assign, transfer, convey, mortgage, pledge or in any other manner encumber the compensation or other benefits to be received by him or any rights which he may have pursuant to the terms and provisions of this Agreement.

      (b) Amendments; Waivers: No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

      (c) Notices: Any notices to be given pursuant to this Agreement by either party may be effected by personal delivery or by overnight delivery with receipt requested. Mailed notices shall be addressed to the parties at the addresses stated below, but each party may change its or his/her address by written notice to the other in accordance with this subsection (c).Mailed notices to Executive shall be addressed as follows:

      Nicholas A. Iannuzzi, Jr.
      20 William Street, Suite 245
      Wellesely, MA 02481

      with a copy to

      Shawn M. Lewis
      1788 Redwood Grove Terrace
      Lake Mary, FL 32746


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      Mailed notices to the Company shall be addressed as follows:

      Steven Ivester
      VoIP, Inc.
      12330 SW 53rd Street, Suite 712
      Cooper City, Florida  33330

      (d) Entire Agreement: This Agreement constitutes the entire employment agreement between Executive and the Company regarding the terms and conditions of his employment, with the exception of (a) the agreement described in Section 7 and (b) any stock option, restricted stock or other Company stock-based award agreements between Executive and the Company to the extent not modified by this Agreement. This Agreement (including the documents described in (a) and (b) herein) supersedes all prior negotiations, representations or agreements between Executive and the Company, whether written or oral, concerning Executive's employment by the Company.

      (e) Withholding Taxes: All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

      (f) Counterparts: This Agreement may be executed by the Company and Executive in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

      (g) Headings: Each and all of the headings contained in this Agreement are for reference purposes only and shall not in any manner whatsoever affect the construction or interpretation of this Agreement or be deemed a part of this Agreement for any purpose whatsoever.

      (h) Savings Provision: To the extent that any provision of this Agreement or any paragraph, term, provision, sentence, phrase, clause or word of this Agreement shall be found to be illegal or unenforceable for any reason, such paragraph, term, provision, sentence, phrase, clause or word shall be modified or deleted in such a manner as to make this Agreement, as so modified, legal and enforceable under applicable laws. The remainder of this Agreement shall continue in full force and effect.

      (i) Construction: The language of this Agreement and of each and every paragraph, term and provision of this Agreement shall, in all cases, for any and all purposes, and in any and all circumstances whatsoever be construed as a whole, according to its fair meaning, not strictly for or against Executive or the Company, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any portion of this Agreement.

      (j) Further Assurances: From time to time, at the Company's request and without further consideration, Executive shall execute and deliver such additional documents and take all such further action as reasonably requested by


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the Company to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement and to provide adequate assurance of Executive's due performance hereunder.

      (k) Governing Law: Executive and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of Florida.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.



  /s/ Shawn M. Lewis                         /s/ Steven Ivester
----------------------                     ------------------------
By:  Shawn M. Lewis                        By:  Steven Ivester, CEO


  May 31, 2005                               May 31, 2005
----------------------                     ------------------
Date:                                      Date:




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